Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO:	The Directors of Viveon Health Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for 3,593,750 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	Viveon Health LLC
Address:	1860 Childers Place NE Atlanta, GA 30324

Viveon Health LLC

Signed:

Name:	Romilos Papadopoulos
Title:	Managing Member

Dated:	August 8, 2020

Accepted:

Viveon Health Acquisition Corp.

Signed:

Name:	Jagi Gill
Title:	Chief Executive Officer

Dated:	August 8, 2020